UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________
FORM 8-K
 ______________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2014
 ______________________________
D.R. Horton, Inc.
(Exact name of registrant as specified in its charter)
______________________________

Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 Commerce Street, Suite 500, Fort Worth, Texas 76102
(Address of principal executive offices)
Registrant’s telephone number, including area code: (817) 390-8200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
 ______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below under Item 5.02(e) “Compensatory Arrangements of Certain Officers” is hereby incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Departure of Directors or Certain Officers

D.R. Horton, Inc. (the “Company”) announced that Donald J. Tomnitz, Vice Chairman, President and Chief Executive Officer, retired from the Company, effective September 30, 2014. Mr. Tomnitz is also retiring as a director of the Company. Mr. Tomnitz has worked for the Company for the past 31 years and has served as the President and Chief Executive Officer since November 1998.

(c)    Appointment of Certain Officers

Effective October 1, 2014, the Board of Directors appointed and promoted David V. Auld, age 58, to the office of President and Chief Executive Officer. Mr. Auld has more than 25 years of experience in the residential development and homebuilding industry. Mr. Auld joined the Company in 1988 as Division President of the Company’s Orlando Division. In 2005, he was promoted to Region President overseeing all of the Company’s homebuilding divisions in Florida, North and South Carolina, Georgia and Alabama, which accounted for approximately one-third of homebuilding revenues in fiscal 2013. In November 2013, he was promoted to Executive Vice President and Chief Operating Officer. Prior to joining the Company, Mr. Auld worked for Texas American Bank and General Dynamics. He graduated from Texas Tech University in 1978 with a bachelor of business administration degree in accounting. No change to Mr. Auld’s compensation has occurred as of October 1, 2014.

Effective October 1, 2014, the Board of Directors appointed and promoted Michael J. Murray, age 48, to the office of Executive Vice President and Chief Operating Officer. Mr. Murray has served as Senior Vice President of Business Development since 2012, and he has been a key member of the Company’s senior management team for many years. From 2004 to 2012, Mr. Murray served as the Company’s Vice President and Corporate Controller, after joining the Company in 2002 as the Director of Internal Audit. He began his career at PricewaterhouseCoopers and then worked at several other companies in finance and accounting roles prior to joining the Company. Mr. Murray graduated from the University of Texas at Arlington in 1988 with a bachelor of business administration degree in accounting. No change to Mr. Murray’s compensation has occurred as of October 1, 2014. Mr. Murray is expected to be a named executive officer in the Company’s proxy statement for the Company’s fiscal year 2015 and will be a Section 16 reporting person.

(e)    Compensatory Arrangements of Certain Officers

The Board of Directors approved a Consulting Agreement (the “Consulting Agreement”) between the Company and Mr. Tomnitz, effective as of October 1, 2014. The Consulting Agreement provides for a three-year term with a consulting fee of (i) $1,000,000 in the first year, (ii) $1,200,000 in the second year, and (iii) $1,400,000 in the third year. The Consulting Agreement also provides for health insurance for Mr. Tomnitz and his wife during the term of the Consulting Agreement. The Consulting Agreement also has standard non-disclosure, non-compete and non-solicitation provisions.

The above summary is qualified by reference to the text of the Consulting Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

10.1	Consulting Agreement between D.R. Horton, Inc. and Donald J. Tomnitz

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D.R. Horton, Inc.
Date:	October 3, 2014	By:	/S/ THOMAS B. MONTANO
Thomas B. Montano
Vice President and Corporate and
Securities Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Agreement between D.R. Horton, Inc. and Donald J. Tomnitz